EXHIBIT 10.1

TWENTY-FIFTTH AMENDMENT

TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CORPORATE OFFICE PROPERTIES, L.P.

This Twenty-Fifth Amendment (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the Partnership), is made and entered into as of December 31, 2008, by the undersigned.

Recitals

A.                                  The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.                                    The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.                                    Pursuant to Section 11.1 (b) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                      Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a
Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Executive Vice President

Exhibit 1 Addendum

Schedule of Partners

General Partner	Common Units of Partnership Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units	Series J Preferred Units	Series K Preferred Units
Corporate Office Properties Trust	49,561,851	2,200,000	2,000,000		3,390,000	531,667

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	396,317
LBCW Limited Partnership	2,681,107
Robert L. Denton	385,000
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	140,625
Frederick K. Ito Trust	0
June Y. I. Ito Trust	0
RP Investments, LLC	50,000
Denise J. Liszewski	11,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	49,434
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	10,476
Lynn Hamlin	121,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
Rouse 1988 Trust	0
The Rouse Family Exemption Trust	2,160
CB Management, L.L.C.	2,497
Patriot Partner, L.L.C.	0
Lawrence G. Rief	2,526
David D. Jenkins	262,165
RA & DM, Inc.	2,954
Bernard Manekin	16,514
Estate of Harold Manekin	0
Richard Alter	43,817
Donald Manekin	23,336
William Winstead	14,019
Richard Manekin	8,988
Robert Manekin	8,988
Charles Manekin	3,899
Vivian Manekin	880
Francine Manekin	880
Sandye Sirota	5,427
Lynn Stern	880
Louis LaPenna	2,513
Jamie Deutsch	22
Kelly Alter	22
TRC Associates Limited Partnership				352,000

	57,469,470	2,200,000	2,000,000	352,000	3,390,000	531,667